Exhibit 10.32


                                                                EXECUTION COPY

                                 THIRD AMENDMENT

                          Dated as of November 30, 1999

                     This THIRD AMENDMENT is among Barney's, Inc., a New York corporation ("Barneys"), Barneys America, Inc., a Delaware corporation ("BAI"), PFP Fashions Inc., a New York corporation ("PFP"), Barneys (CA) Lease Corp., a Delaware corporation ("CA Lease"), Barneys (NY) Lease Corp., a Delaware corporation ("NY Lease"), Basco All-American Sportswear Corp., a New York corporation ("Basco"), BNY Licensing Corp., a Delaware corporation ("BNY"), and Barneys America (Chicago) Lease Corp., a Delaware corporation ("Chicago Lease;" and together with Barney's, BAI, PFP, CA Lease, NY Lease, Basco and BNY collectively the "Borrowers"), Barneys New York, Inc. ("Holdings"), the Lenders (as defined below) and the Administrative Agent (as defined below). This Third Amendment amends (i) the Credit Agreement dated as of January 28, 1999 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrowers, the financial institutions from time to time parties thereto (the "Lenders"), the issuing banks from time to time parties thereto (the "Issuing Banks"), and Citicorp USA, Inc., in its capacity as agent for the Lenders and the Issuing Banks (the "Administrative Agent") and General Electric Capital Corporation, in its capacity as documentation agent, and (ii) the Guaranty dated as of January 28, 1999 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Guaranty") made by Holdings in favor of the Administrative Agent for the benefit of the Lenders. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

                             PRELIMINARY STATEMENTS:

                     (1) The Borrowers and the Requisite Lenders have agreed to amend the Credit Agreement and the Guaranty as hereinafter set forth.


                     SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                     (a) The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by deleting in its entirety such definition and substituting therefor the following:

         "`Consolidated EBITDA' means, for any twelve-month period on a consolidated basis for any Person and its Subsidiaries, (i) the sum of
         (A) Consolidated Net Income, (B) depreciation and amortization expense,
         (C) Consolidated Interest Expense, (D) federal, state, local and foreign income taxes, (E) other non-cash charges and (F) up to $3,000,000 of any cash equity contributed to the Borrowers during Fiscal Year 1999 to the extent not used for Capital Expenditures

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         pursuant to clause (i) of the first proviso in Section 10.04, minus
         (ii) extraordinary gains not already excluded from the determination of Consolidated Net Income."

                     (b) The first proviso of Section 10.04 of the Credit Agreement is hereby amended by deleting in its entirety such proviso and substituting therefor the following:

           " provided, however, the foregoing maximum amounts may be increased
           (i) by the amount (on a dollar for dollar basis) of any cash equity contribution made by Holdings to Barneys but only to the extent not required in the calculation of "Consolidated EBITDA" in order for the Borrowers to meet the financial covenants set forth in Sections 10.02 and 10.03, (ii) with respect to Fiscal Year 1999, by the amount, if any, by which the Consolidated EBITDA for the Barneys Group, calculated as of the last day of the immediately preceding fiscal quarter for the twelve month period ending on such day, exceeds $20,000,000 (without giving effect to the addition of any cash equity contributed by Holdings to the Borrowers), on a dollar for dollar basis, up to $4,000,000 in the aggregate provided that the amount of such increase reduces the maximum amount of Capital Expenditures (on a dollar for dollar basis) in a subsequent Fiscal Year ending prior to February 7, 2003, and (iii) with respect to Fiscal Year 2000 and each Fiscal Year thereafter, an amount of up to $4,000,000 for such Fiscal Year if the Fixed Charge Coverage Ratio of the Barneys Group on a consolidated basis, as determined as of the last day of the immediately preceding fiscal quarter for the twelve month period ending on such day (after giving effect to such increased amount of Capital Expenditures), is more than 1.25 to 1.0 provided that the amount of such increase reduces the maximum amount of Capital Expenditures (on a dollar for dollar basis) in a subsequent Fiscal Year selected by the Borrowers and ending prior to February 7, 2003;"

                     SECTION 2. Amendment to Guaranty. Section 7(d) of the Guaranty is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended by deleting in its entirety such Section and substituting therefor the following:

                     "(d) Investments. Directly or indirectly make or own any Investments other than (i) Investments in a Borrower, (ii) Investments in Cash Equivalents, (iii) Investments otherwise permitted under the Credit Agreement, and (iv) Treasury Notes required pursuant to the Plan of Reorganization."

                     SECTION 3. Conditions Precedent to Effectiveness. This Third Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the Administrative Agent shall have received this Third Amendment executed by the Borrowers, Holdings and the Requisite Lenders.


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                     SECTION 4. Representations and Warranties. Each Borrower
represents and warrants as follows:

                     (a) After giving effect to this Third Amendment, all of the representations and warranties contained in Section 6.01 of the Credit Agreement and in the other Loan Documents shall be true, correct and complete in all material respects.

                     (b) After giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.

                     (c) As of the date hereof, no material adverse change shall have occurred in the condition (financial or otherwise), performance, properties, operations or prospects of the Barneys Group since August 1, 1998 except as publicly disclosed prior to the date hereof.

                     SECTION 5. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Third Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                     (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

                     (c) The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                     SECTION 6. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                     SECTION 7. Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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                     IN WITNESS WHEREOF, the parties hereto have caused this
Third Amendment to be executed as of the date first above written.


                          BARNEY'S, INC.
                          BARNEYS AMERICA, INC.
                          PFP FASHIONS INC.
                          BARNEYS (CA) LEASE CORP.
                          BARNEYS (NY) LEASE CORP.
                          BASCO ALL-AMERICAN SPORTSWEAR CORP.
                          BNY LICENSING CORP.
                          BARNEYS AMERICA (CHICAGO) LEASE CORP.

                          By: /s/ Steve Feldman
                              ----------------------------------------
                              Title: Senior Vice President and
                                     Chief Financial Officer



                          BARNEYS NEW YORK, INC.

                          By: /s/ Steve Feldman
                              ----------------------------------------
                              Title: Senior Vice President and
                                     Chief Financial Officer



                          CITICORP USA, INC., as Administrative Agent and
                          Lender


                          By: /s/ Brenda Cotsen
                              ----------------------------------------
                              Vice President




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                            GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

                            By: /s/ Charles Chiodo
                                ----------------------------------------
                                Title: Duly Authorized Signatory



                            GMAC COMMERCIAL CREDIT LLC

                            By: /s/ Samuel Cirelli
                                ----------------------------------------
                                Title: Senior Vice President



                            NATIONAL CITY COMMERCIAL FINANCE, INC., as Lender

                            By: /s/ Katheryn Ellero
                                ----------------------------------------
                               Title: Assistant Vice President